===============================================================================

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for use of the
                                              Commission only (as permitted by
                                              Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              FLIR SYSTEMS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                              [FLIR SYSTEMS LOGO]


                            16505 S.W. 72nd Avenue
                            Portland, Oregon 97224
                                (503) 684-3731

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 24, 2001

                               ----------------

To the Shareholders of FLIR Systems, Inc.:

  NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of FLIR Systems, Inc. (the "Company") will be held on Tuesday, July 24, 2001, at 2:00 p.m., at the Multnomah Athletic Club, 1849 S.W. Salmon Street, Portland, Oregon 97205 for the following purposes:

  1. Election of Directors. To elect two directors, one for a three-year term and one for a one-year term.

  2. Ratification of Appointment of Auditors. To ratify the appointment by the Board of Directors of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 2001; and

  3. Other Business. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

  The Board of Directors of the Company has fixed the close of business on June 8, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

                                          By Order of the Board,

                                          /s/ Earl R. Lewis

                                          Earl R. Lewis
                                          Chairman of the Board of Directors,
                                           President
                                          and Chief Executive Officer

Portland, Oregon
June 15, 2001



    IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              FLIR SYSTEMS, INC.
                            16505 S.W. 72nd Avenue
                              Portland, OR 97224
                                (503) 684-3731

                               ----------------

                                PROXY STATEMENT
                                    for the
                        ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 24, 2001

                               ----------------

                                 INTRODUCTION

General

  This Proxy Statement is being furnished to the shareholders of FLIR Systems, Inc., an Oregon corporation ("FLIR" or the "Company"), as part of the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") from holders of the outstanding shares of FLIR common stock, par value $0.01 per share (the "Common Stock"), for use at the Company's Annual Meeting of Shareholders to be held on July 24, 2001, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, shareholders will be asked to elect two members of the Board of Directors, ratify the appointment by the Board of Directors of Arthur Anderson LLP and transact such other business as may properly come before the meeting or any adjournments or postponements thereof. This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders of FLIR on or about June 22, 2001.

Solicitation, Voting and Revocability of Proxies

  The Board of Directors has fixed the close of business on June 8, 2001 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 3,500 beneficial holders of the 14,807,660 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

  If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the election of the two nominees for election to the Board of Directors and FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2001. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

  The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Corporate Secretary, FLIR Systems, Inc., 16505 S.W. 72nd Avenue, Portland, Oregon 97224, or by attending the Annual Meeting and voting in person. However, a shareholder who attends the Annual Meeting need not revoke a previously executed proxy and vote in person unless such shareholder wishes to do so. All valid, unrevoked proxies will be voted at the Annual Meeting.

                             ELECTION OF DIRECTORS

  At the Annual Meeting two directors will be elected, one for a three-year term and one for a one-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the number of directors constituting the Board of Directors may be reduced prior to the Annual Meeting or the proxies may be voted for the election of such other person as the Board of Directors may recommend.

  Under the Company's articles of incorporation and bylaws, the directors are divided into three classes. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified. There is no cumulative voting for election of directors.

  Information as to Nominees and Continuing Directors. The following table sets forth the names of the Board of Directors' nominees for election as a director and those directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person's age, principal occupation or employment during the past five years, the periods during which he has served as a director of FLIR, the expiration of his term as a director and the positions currently held with FLIR.

                        Director Expiration Expiration of Term for
Nominees:           Age  Since    of Term      Which Nominated     Position Held with FLIR
---------           --- -------- ---------- ---------------------- -----------------------
Angus L. Macdonald   44   2001      2001             2002          Director
W. Allen Reed        54   1992      2001             2004          Director

Continuing
Directors:
----------
Earl R. Lewis        57   1999      2003               --          President, Chief Executive Officer
                                                                   and Chairman of the
                                                                   Board of Directors
John C. Hart         67   1987      2002               --          Director
Ronald L. Turner     54   1993      2003               --          Director
Steven E. Wynne      48   2000      2003               --          Director

  Angus L. Macdonald. Mr. Macdonald was elected to the Board of Directors in April 2001 for a term to expire at the Company's 2001 Annual Meeting of Shareholders, at which time, his election to the board for a one-year term will be voted upon. Mr. Macdonald is currently President of Life Sciences Consultants, Inc., an advisory firm to growth companies regarding capital formation, corporate development and strategy. From 1996 to 2000, he was Senior Vice President of Lehman Brothers, Inc. Prior to joining Lehman Brothers, Mr. Macdonald was senior analyst at Fahnestock, Inc., President of Macdonald & Associates, principal of DWQ, Ltd, President of AGR Corporation, Director of Business Development for Bethesda Research Laboratories, Inc. and a management consultant with Robert S. First, Inc. He holds a B.A. from the University of Pennsylvania and an MBA from Cranfield University, UK.

  W. Allen Reed. Mr. Reed has served as a Director of the Company since April 1992 and his current term on the Board of Directors expires in 2001. Mr. Reed is President and Chief Executive Officer of General Motors Investment Management Corporation. From 1991 to 1994, Mr. Reed was Vice President and Treasurer of GM Hughes Electronics Corporation and Hughes Aircraft Company ("Hughes"). From 1984 to 1991, Mr. Reed was President of the Hughes Investment Management Company, a wholly owned subsidiary of Hughes. Prior to joining Hughes, Mr. Reed was Vice President and Portfolio Manager for Allen & Associates Investment Management Company. Mr. Reed serves on the Boards of Directors of iShares, Inc., Temple-Inland Industries, General Motors Acceptance Corporation and GMAC Insurance Holdings. Mr. Reed also serves as Chairman of the Investment Advisory Committee for the Howard Hughes Medical Institute.

  Earl R. Lewis. Mr. Lewis has served as Chairman, President and Chief Executive Officer of the Company since November 1, 2000. He was initially elected to the Board in June 1999 in connection with the acquisition of Spectra Physics AB by Thermo Instrument Systems Inc. Mr. Lewis was formerly President and Chief Executive Officer of Thermo Instrument Systems, Inc. and Chief Operating Officer, Measurement and Detection, of Thermo Electron Corporation, the parent company of Thermo Instrument Systems. Mr. Lewis is also a director of SpectRx Inc., IGI, Inc., Harvard BioScience, Inc. and Spectra-Physics Lasers, Inc. Mr. Lewis holds a B.S. from Clarkson College of Technology and has attended postgraduate programs at the University of Buffalo, Northeastern University and Harvard University.

  John C. Hart. Mr. Hart has served as a Director of the Company since February 1987. He served as Chairman of the Board of Directors from 1987 to April 1993. From 1982 until his retirement in 1993, Mr. Hart served as Vice President of Finance, Treasurer, Chief Financial Officer and a member of the Board of Directors of Louisiana-Pacific Corporation. Mr. Hart also served as acting President and Chief Executive Officer of the Company from May through November 2000.

  Ronald L. Turner. Mr. Turner was elected to the Board of Directors in 1993. Mr. Turner was appointed Chairman, President and Chief Executive Officer of Ceridian Corporation in May 2000. He served as President and Chief Executive Officer since January 2000, President and Chief Operating Officer since 1998 and Executive Vice President, Operations since 1997. From 1993 to 1997, Mr. Turner served as President and Chief Executive Officer of Computing Devices International, an aerospace company, which was a division of Ceridian Corporation. From 1987 to 1993, Mr. Turner was President and Chief Executive Officer of GEC-Marconi Electronic Systems Corporation, a defense electronics company. Prior to 1987, Mr. Turner worked for Martin Marietta Corporation for 14 years in a variety of executive positions. Mr. Turner serves on the Board of Directors of Ceridian Corporation, BTG, Inc. and the Government Electronics and Information Technology Association. He is also Vice Chairman of the Electronics Industries Alliance, serves on its Executive Committee and Board of Governors and is a member of the Business Roundtable. He is also a past President and a member of the Board of Governors of the Massachusetts Institute of Technology Society of Sloan Fellows.

  Steven E. Wynne. Mr. Wynne was elected to the Board of Directors in November 1999. Mr. Wynne is currently a private investor and corporate advisor. Mr. Wynne was formerly Chairman and Chief Executive Officer of eteamz.com, an on-line community serving amateur athletics from June 2000 until its sale to Active.com in December 2000. From March 1995 to March 2000, Mr. Wynne served as President and Chief Executive Officer of adidas America, Inc. Prior to that time, he was a partner in the law firm of Ater Wynne LLP. Mr. Wynne received an undergraduate degree and a J.D. from Willamette University. Mr. Wynne also serves on the Board of Directors of Planar Systems, Inc.

  Board of Directors Committees and Nominations by Shareholders. The Board of Directors acts as a nominating committee for selecting nominees for election as directors. The Company's bylaws also permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company's Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 60 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice of nomination must also set forth certain information specified in the Company's bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

  The Board of Directors has appointed a standing Audit Committee. The members of the Audit Committee currently are Messrs. Macdonald, Reed and Wynne. The Audit Committee reviews the scope of the independent annual audit, the independent public accountants' letter to the Board of Directors concerning the effectiveness of the Company's internal financial and accounting controls and management's response to that letter, if deemed necessary. The audit committee met four times during the fiscal year ended December 31, 2000. The Board of Directors also has appointed a Compensation Committee that reviews executive compensation and makes recommendations to the full Board regarding changes in compensation, and also administers the Company's stock option plans. During the fiscal year ended December 31, 2000, the Compensation Committee held four meetings. The members of the Compensation Committee currently are Messrs. Hart and Turner.

  During 2000 the Company's Board of Directors held twelve meetings. Each incumbent director attended more than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he served during the period that he served.

  See "Management--Executive Compensation" for certain information regarding compensation of directors.

  The Board of Directors unanimously recommends that shareholders vote FOR the election of its nominees for director. If a quorum is present, the Company's bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

                                  MANAGEMENT

Executive Officers

  The executive officers of the Company are as follows:

Name                     Age Position
----                     --- --------
Earl R. Lewis...........  57 Chairman of the Board of Directors, President and Chief Executive Officer
Arne Almerfors..........  55 Executive Vice President and President Thermography Business
Stephen M. Bailey.......  53 Senior Vice President, Finance and Chief Financial Officer
James A. Fitzhenry......  46 Senior Vice President, General Counsel and Secretary
Daniel Manitakos........  43 Senior Vice President, Boston Operations
William A. Sundermeier..  37 Senior Vice President, Portland Operations
Andrew C. Teich.........  39 Senior Vice President, Sales and Marketing

  Information concerning the principal occupation of Mr. Lewis is set forth under "Election of Directors." Information concerning the principal occupation during the last five years of the executive officers of the Company who are not also directors of the Company is set forth below.

  Arne Almerfors. Mr. Almerfors joined FLIR in December 1997 in connection with FLIR's acquisition of AGEMA Infrared Systems AB, and currently serves as Executive Vice President and President of the Thermography business. From 1995 to 1997, Mr. Almerfors was President and Chief Executive Officer of AGEMA Infrared Systems AB. He also served as President and Chief Executive Officer of CE Johansson AB, a manufacturer of coordinate measuring devices, from 1989 to 1995. Mr. Almerfors received his B.S., MBA, Masters in Political Science and certification for post-graduate courses in corporate finance and accounting from the University of Stockholm.

  Stephen M. Bailey. Mr. Bailey joined FLIR in April 2000 as Senior Vice President, Finance and Chief Financial Officer. Since 1989, Mr. Bailey has served as Vice President and Chief Financial Officer of Bauce Communications, Inc., President of Pro Golf of Portland, Inc., and Chief Financial Officer and Chief Operating Officer of Desk2Web Technologies, Inc. From 1975 to 1988, Mr. Bailey served in various senior executive positions with Amfac, Inc., including Senior Vice President and Controller of Amfac Foods, Inc., President of Amfac Supply Company and as Senior Vice President and Controller of Amfac, Inc. A CPA, Mr. Bailey also worked at Touche Ross & Company (which subsequently became Deloitte & Touche) from 1970 to 1975. Mr. Bailey received his B.S. from Oregon State University.

  James A. Fitzhenry. Mr. Fitzhenry joined FLIR in 1993 as Corporate Counsel and Director of Administration, and was appointed Senior Vice President for Corporate Operations, General Counsel and Secretary in 1995. From 1990 to 1993, Mr. Fitzhenry served in the White House under President George W. Bush as Assistant Director of the Office of Policy Development and Associate Director of the Office of Cabinet Affairs. Previously, he served as legal counsel and legislative director to U.S. Senator Mark O. Hatfield (R-Ore.), Deputy State Treasurer for the State of Oregon and practiced law in Portland, Oregon. Mr. Fitzhenry received his B.A. from the University of Oregon and his J.D. and MBA degrees from Willamette University.

  Daniel Manitakos. Mr. Manitakos joined FLIR in March 1999 as Vice President, Boston Operations and was appointed Senior Vice President and General Manager, Boston Operations in September 2000. Mr. Manitakos served as Vice President, Operations at Inframetrics, Inc. prior to its acquisition by FLIR in March 1999. Mr. Manitakos served in various engineering and operations capacities since joining Inframetrics in 1989. He received his B.S. in Mechanical Engineering from the University of Massachusetts, an M.S. in Mechanical Engineering from Northeastern University and an MBA from Suffolk University. Mr. Manitakos is also a Registered Professional Engineer in Massachusetts.

  William A. Sundermeier. Mr. Sundermeier joined FLIR in 1994 as Product Marketing Manager and was appointed Director of Product Marketing in 1995. In 1999, Mr. Sundermeier was appointed Senior Vice President fro Product Strategy. In September 2000, Mr. Sundermeier was appointed Senior Vice President and General Manager, Portland Operations. Prior to joining FLIR, Mr. Sundermeier was a founder of Quality Check Software, Inc. (QCS) in 1993. From 1985 to 1993, Mr. Sundermeier served as Product Line Manager at Cadre Technologies, Inc. Mr. Sundermeier also served as Software/Hardware Engineer at Tektronix, Inc. from 1980 to 1985. Mr. Sundermeier received his B.S. in Computer Science from Oregon State University.

  Andrew C. Teich. Mr. Teich joined FLIR in March 1999 as Senior Vice President of Marketing. From 1996, Mr. Teich served as Vice President of Sales and Marketing at Inframetrics, Inc. prior to its acquisition by FLIR in March 1999. From 1984 to 1996, Mr. Teich served in the capacities of Sales Engineer, Western Regional Sales Manager, International Sales Manager and Vice President of Sales at Inframetrics. He holds an A.S. degree in Industrial Design from the University of Bridgeport and received his B.S. in Marketing from Arizona State University.

                            EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

  The following table provides information concerning the compensation of each person who served as the Company's Chief Executive Officer during the fiscal year ending December 31, 2000 and each of the five other most highly compensated executive officers of the Company (the "named executive officers") for the fiscal years ending December 31, 2000, 1999 and 1998 or such periods as the named executive officer was an officer of the Company.

                                                      Long-Term Compensation
                                                 ---------------------------------
                           Annual Compensation   Restricted  Stock    Long-term
Name and Principal        ----------------------   Stock    Options Incentive Plan   All
Position                  Year  Salary   Bonus   Awards(1)  Granted   Payouts(2)   Other(3)
------------------        ---- -------- -------- ---------- ------- -------------- --------
Earl R. Lewis(4)........  2000 $ 50,000 $     --  $139,262  256,000    $    --     $     --
Chairman of the Board of
Directors, President and
Chief Executive Officer

John C. Hart(5).........  2000  110,000       --        --    6,000         --           --
Director, Former Chief
Executive Officer

J. Kenneth Stringer
 III(6).................  2000  174,906       --        --    1,000         --      138,797
Former President, Former  1999  276,000       --        --   30,000     82,192        5,000
 Chief Executive Officer, 1998  225,726  180,000        --   25,000    240,049        5,000
 Former Director

Andrew C. Teich(7)......  2000  213,642   22,000        --   31,000         --        9,005
Sr. Vice President,       1999  182,144       --        --       --         --        8,000
 Sales

William A. Sundermeier..  2000  194,850   22,000        --   31,000         --        5,250
Sr. Vice President,       1999  149,092       --        --   15,000         --        5,000
 Portland Operations      1998  113,012       --        --    5,000         --        4,551

Arne Almerfors..........  2000  148,622   26,748        --   36,000         --       40,334
Executive Vice President  1999  144,305       --        --   12,000         --       45,122
 and President            1998  132,813   70,513        --       --         --       44,744
 Thermography

James A. Fitzhenry......  2000  182,089   22,000        --   25,000      5,250
Sr. Vice President,       1999  170,689       --        --   12,000     54,794        5,000
 General Counsel and      1998  159,579   55,000        --   12,000     80,016        5,000
 Secretary

Robert P. Daltry........  2000  266,156       --        --    1,000         --      110,984
Former Chairman of the    1999  256,406       --        --   30,000         --        5,000
 Board of Directors       1998  271,202  230,000        --   30,000    320,065        5,000

--------
(1) This amount represents the value of shares of restricted stock awarded to Mr. Lewis based on the market price of the Company's common stock on the date of award, including 8,332 shares of restricted stock awarded to Mr. Lewis as compensation for consulting services for the period August 15, 2000 through October 31, 2000, and 13,333 shares of restricted stock awarded to Mr. Lewis in lieu of a cash bonus for 2000. All such shares of restricted stock vest upon the earlier to occur of the date (i) that the Company's total debt is less than $60 million, or (ii) Mr. Lewis ceases to be an employee of the Company.

(2) The amounts set forth under Long-term Incentive Plan Payouts represent the dollar value of shares of restricted stock that were earned in 1998 and 1999 based upon achievement of specified performance goals. The value of these shares was calculated based upon the closing price of the Common Stock on October 7, 1998 and October 21, 1999, respectively.

(3) The amounts set forth under All Other Compensation represent matching amounts contributed on behalf of the named executive officers to retirement plans. All Other Compensation for Messrs. Stringer and Daltry in 2000 includes amounts paid for accumulated vacation of $133,655 and $108,172, respectively, and amounts contributed to retirement plans of $5,142 and $2,812, respectively.

(4) Mr. Lewis has served as Chief Executive Officer since November 2000.

(5) Mr. Hart served as acting President and Chief Executive Officer from May 2000 until November 2000.

(6) Mr. Stringer served as Chief Executive Officer from January 2000 until May 2000. Mr. Stringer's employment with the Company terminated on August 2, 2000.

(7) Mr. Teich joined the Company in March 1999.

Stock Options

  The following table sets forth information concerning options granted to the named executive officers during the year ended December 31, 2000 under the Company's stock options plans:

                                                                         Potential Realizable
                                                                           Value at Assumed
                                       Percent of                        Annual Rates of Stock
                          Number of      Total                            Price Appreciation
                          Securities    Options                                   for
                          Underlying   Granted to Exercise                  Option Term(1)
                           Options     Employees    Price   Expiration   ---------------------
Name                       Granted      In 2000   Per Share    Date          5%        10%
----                      ----------   ---------- --------- ----------   ---------- ----------
Earl R. Lewis...........     6,000(2)      0.4%     $6.75    8/15/10     $   25,470 $   64,547
                           250,000(3)     18.3%     $7.50    11/1/10      1,179,177  2,988,267
John C. Hart............     6,000(2)      0.4%     $6.75    8/15/10         25,470     64,547
J. Kenneth Stringer III.     1,000(4)      0.1%     $7.50    4/17/10(5)          --         --
Andrew C. Teich.........     1,000(4)      0.1%     $7.50    4/17/10          4,717     11,953
                            30,000(6)      2.2%     $6.16    9/21/10        116,150    294,347
William A. Sundermeier..     1,000(4)      0.1%     $7.50    4/17/10          4,717     11,953
                            30,000(6)      2.2%     $6.16    9/21/10        116,150    294,347
Arne Almerfors..........    36,000(6)      2.6%     $6.16    9/21/10        139,380    353,216
James A Fitzhenry.......     1,000(4)      0.1%     $7.50    4/17/10          4,717     11,953
                            24,000(6)      1.8%     $6.16    9/21/10         92,920    235,478
Robert P. Daltry........     1,000(4)      0.1%     $7.50    4/17/10          4,717     11,953

--------
(1) The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of the Common Stock compounded annually for a ten-year period. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the Common Stock will appreciate at any particular rate or at all in future years.

(2) These options became fully exercisable on the date of grant.

(3) These options become exercisable beginning on the first anniversary of the date of grant, with one-half of the options becoming exercisable at that time and the other one-half becoming exercisable on the second anniversary of the date of the grant.

(4) These options became fully exercisable on January 1, 2001.

(5) Mr. Stringer's options expired in November 2000.

(6) These options become exercisable beginning on January 1, 2001 with one-third of the options becoming exercisable at that time and an additional one-third of the options becoming exercisable on the first and second anniversaries of the date of grant, respectively.

Options Exercised in Last Fiscal Year and Fiscal Year End Option Values

  The following table sets forth, for each of the named executive officers, the shares acquired during 2000 and the related value realized, and the number and value of unexercised options as of December 31, 2000.

                                                      Number of Securities             Value of Unexercised
                          Options Exercised in       Underlying Unexercised            In-the-Money Options
                          Last Fiscal Year(1)     Options at December 31, 2000         At December 31, 2000(2)
                          ----------------------- --------------------------------   -------------------------
                          Number of     Value
                            Shares    Realized     Exercisable      Unexercisable    Exercisable Unexercisable
                          ----------  ----------- --------------   ---------------   ----------- -------------
Earl R. Lewis...........          --  $        --            6,000           250,000   $    --        $--
John C. Hart............          --           --           42,000                --        --         --
J. Kenneth Stringer III.      15,850        4,359               --                --        --         --
Andrew C. Teich.........      22,050      308,568           16,000            30,000        --         --
William A. Sundermeier..          --           --           25,335            31,665        --         --
Arne Almerfors..........          --           --           31,000            32,000        --         --
James A. Fitzhenry......          --           --           31,666            28,000        --         --
Robert P. Daltry........          --           --          180,000            30,000    16,900         --

--------
(1) The value realized is based on the difference between the market price at the time of exercise of the options and the applicable exercise price.

(2) The value of unexercised in-the-money options is based on the difference between $5.56, which was the closing price of the Common Stock on December 31, 2000, and the applicable exercise price.

Change of Control, Employment and Separation Agreements

  Change of Control Agreements. The Company has entered into change of control agreements (the "Change of Control Agreements") with certain of its executive officers, including Arne Almerfors, James A. Fitzhenry, Earl R. Lewis, William
A. Sundermeier and Andrew C. Teich. Each of the Change of Control Agreements is for a term ending December 31, 2003, provided that if a Change of Control (as defined) occurs before December 31, 2003, the Change of Control Agreements will continue in effect for a period of 90 days beyond the stated term. If a Change of Control occurs during the term of the Change of Control Agreements and an executive officer's employment terminates within 60 days before or 90 days after the Change of Control for any reason other than the executive officer's death or disability or termination by the Company for "Cause," such executive officer would be entitled to receive a lump sum payment in an amount equal to two times the executive officer's average annualized compensation for the two most recent tax years ending before the Change of Control. In addition, such executive officer would be entitled to the continuation of health and insurance benefits for up to 24 months following the termination of employment and all unvested stock options and rights under Company retirement and pension plans would become immediately and fully vested. For purposes of the Change of Control Agreements, a "Change of Control" means any merger or consolidation transaction that results in the shareholders of the Company immediately before such transaction owning less than 50 percent of the total combined voting power of the surviving corporation in the transaction. For purposes of the Change of Control Agreements, "Cause" includes the commission of certain illegal or wrongful acts, a breach of any material term of the Change of Control Agreement or a breach of fiduciary duty to the Company.

  John C. Hart. The Company entered into an agreement with Mr. Hart effective as of June 20, 2000 pursuant to which Mr. Hart agreed to serve as acting President and Chief Executive Officer. The agreement provided for the payment to Mr. Hart of $20,000 per month during his tenure as acting President and Chief Executive Officer, which extended from May 17, 2000 through October 31, 2000. Pursuant to this agreement, Mr. Hart also received an option to purchase 6,000 shares of the Company's common stock in lieu of the annual stock option grant he would have received as a non-employee director.

  Earl R. Lewis. The Company entered into an Employment Agreement (the "Agreement") with Mr. Lewis effective November 1, 2000 pursuant to which Mr. Lewis is employed by the Company as President and Chief Executive Officer. The Agreement is for a term ending January 1, 2003, and provides for a minimum annual base salary of $300,000 and annual bonus eligibility of up to 100 percent of base salary. Pursuant to the

Agreement, Mr. Lewis was granted options to purchase 250,000 shares of the Company's common stock. If Mr. Lewis terminates the Agreement or the Company terminates the Agreement for "Cause" (as defined in the Agreement), Mr. Lewis would be paid through the date of termination. If the Company terminates the Agreement without Cause, the Company would be required to continue to pay Mr. Lewis an amount equal to his base salary in effect at the time of termination for a period equal to the greater of 18 months or the remaining term of the Agreement plus certain bonus payments. In the event that the Agreement terminates as a result of the death of Mr. Lewis, the Company would be required to pay an amount equal to one year's base salary to Mr. Lewis' estate or designated beneficiary. The Agreement also provides that Mr. Lewis will be entitled to all benefits made available to other executive officers and provides for the payment of certain housing, relocation, and automobile and travel expenses incurred by Mr. Lewis.

  Robert P. Daltry. The Company entered into a Separation Agreement and Release (the "Separation Agreement") with Robert P. Daltry in connection with the termination of his employment agreement and employment effective July 31, 2000. Pursuant to the Separation Agreement, Mr. Daltry has agreed to make himself available to provide consultation to the Company as needed no less than 25 hours per week during the two-year period following the date of the Separation Agreement (the "Severance Period"). As part of the Separation Agreement, the Company agreed to pay Mr. Daltry a severance payment in the amount of $700,906 payable in installments over the Severance Period. After the expiration of the Severance Period, the Company has agreed to pay Mr. Daltry an annual fee of $125,000 per year until the earlier of March 3, 2024 or Mr. Daltry's death, and Mr. Daltry has agreed to make himself available to provide consultation to the Company during such period. The Separation Agreement also provides that the Company will pay the out-of-pocket costs of obtaining medical, disability and life insurance coverage at the same level as Mr. Daltry was receiving at the time his employment was terminated for the rest of his life. The Separation Agreement also provides that Mr. Daltry's stock options will continue to vest during the Severance Period, that the Company will pay Mr. Daltry's moving expenses from Maryland to Oregon and that the Company will continue to pay during the Severance Period certain automobile expenses and membership fees incurred by Mr. Daltry. The Separation Agreement also includes certain nonsolicitation and noncompetition provisions that preclude Mr. Daltry from engaging or participating in any business activity in competition with the Company until the earlier of March 3, 2024 or Mr. Daltry's death. The Separation Agreement also includes a release of all claims that Mr. Daltry may have against the Company, including claims under his employment agreement.

Director Compensation

  The members of the Company's Board of Directors were not compensated for their service on the Board in 2000, but were reimbursed for out-of-pocket and travel expenses incurred in attending Board meetings. Under the Company's 1993 Stock Option Plan for Nonemployee Directors, as amended, an option to purchase 6,000 shares of Common Stock is automatically granted to each nonemployee director each year on the day of the Annual Meeting. Effective January 1, 2001, the Board approved a compensation plan for Directors that, in addition to the granting of stock options described above, provides for payment of a $3,000 quarterly retainer for all nonemployee directors, a $1,000 quarterly retainer for nonemployee Directors who serve as Chairman of the Audit and Compensation Committees of the Board, an attendance fee of $1,000 for personal attendance ($500 for participation by phone) at each regularly scheduled meeting of the full Board and an attendance fee of $500 for personal attendance ($200 for participation by phone) of each meeting of the Audit or Compensation Committees.

Compensation Committee Report

  Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chairman of the Board of Directors and Chief Executive Officer and the four other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

  Executive Compensation Philosophy. The Compensation Committee of the Board of Directors is composed entirely of outside directors. The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs for the executive officers of the Company. The Company's executive compensation policy is based on principles designed to ensure that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining executive officers.

  Executive Compensation Components. The key components of the Company's compensation program are base salary, an annual incentive award, and equity participation. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers' interests with those of stockholders. The Compensation Committee reviews each component of executive compensation on an annual basis.

  Base Salary. Base salaries for executive officers are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers. Base pay increases are provided to executive officers based on an evaluation of each executive's performance, as well as the performance of the Company as a whole. In establishing base salaries, the Compensation Committee not only considers the financial performance of the Company, but also the success of the executive officers in developing and executing the Company's strategic plans, developing management employees and exercising leadership. The Compensation Committee believes that executive officer base salaries for 2000 were reasonable as compared to amounts paid by companies of similar size.

  Annual Incentive. The Compensation Committee believes that a significant proportion of total cash compensation for executive officers should be subject to attainment of specific Company earnings criteria. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer's compensation at risk. Consequently, each year the Compensation Committee establishes potential bonuses for executive officers based on the Company's achievement of certain earnings criteria. For 2000 no annual bonuses were paid to executive officers.

  Stock Options. The Compensation Committee believes that equity participation is a key component of its executive compensation program. Stock options are granted to executive officers primarily based on the officer's actual and potential contribution to the Company's growth and profitability and competitive marketplace practices. Option grants are designed to retain executive officers and motivate them to enhance stockholder value by aligning the financial interests of executive officers with those of stockholders. Stock options also provide an effective incentive for management to create shareholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company's Common Stock occurs over a number of years.

  Compensation of Chief Executive Officer. Consistent with the executive compensation policy and components described above, the Compensation Committee determined the salary, bonus and stock options received by Earl R. Lewis, the President and Chief Executive Officer of the Company, for services rendered in 2000. Mr. Lewis received a base salary of $300,000 for 2000, effective as of November 1, 2000. He also received stock options to purchase 250,000 shares of the Company's common stock.

COMPENSATION COMMITTEE

John C. Hart
Ronald L. Turner

Compensation Committee Interlocks and Insider Participation

  The members of the Compensation Committee during the fiscal year ended December 31, 2000, were Messrs. Hart and Turner. Mr. Hart served as acting President and Chief Executive Officer of the Company from May 2000 until November 2000.

Stock Performance Graph

  The following graph compares the monthly return for the Company, the Standard & Poor's Mid-Cap 400 Index and the Chase H&Q Technology Index.

                         COMPARISON OF MONTHLY RETURN*
             AMONG FLIR SYSTEMS, INC., THE S & P MIDCAP 400 INDEX
                      AND THE CHASE H&Q TECHNOLOGY INDEX

                       [PERFORMANCE GRAPH APPEARS HERE]

                      PLOT POINTS FOR PERFORMANCE GRAPH

                         FLIR      Chase H&Q     S&P Midcap 400
                Dates   Systems    Technology    Index Returns
                -----   -------    ----------    --------------
                Dec-95   100.00      100.00          100.00
                Mar-96   100.00      101.93          106.15
                Jun-96   100.00      109.18          109.21
                Sep-96   107.14      115.90          112.39
                Dec-96   112.24      124.29          119.20
                Mar-97   132.65      118.47          120.19
                Jun-97   128.57      142.59          139.51
                Sep-97   162.24      172.81          160.02
                Dec-97   169.39      145.71          157.64
                Mar-98   165.31      176.43          175.01
                Jun-98   140.82      180.62          171.26
                Sep-98   108.16      160.56          146.48
                Dec-98   189.80      226.64          187.76
                Mar-99   147.96      246.84          175.78
                Jun-99   123.47      292.34          200.67
                Sep-99   105.61      309.27          183.81
                Dec-99   132.65      506.17          215.40
                Mar-00    75.00      570.99          242.73
                Jun-00    53.06      512.87          234.73
                Sep-00    48.98      503.54          263.25
                Dec-00    45.41      327.22          253.11


--------
* The monthly return on investment (change in stock price plus reinvested dividends) for each of the periods for the Company, the Standard & Poor's Mid-Cap 400 Index and the Chase H&Q Technology Index is based on the stock price on June 22, 1993, the date of the Company's initial public offering.

Section 16 Reports

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons also are required to furnish the Company with copies of all
Section 16(a) reports they file.

  Based solely on its review of the copies of such reports received by it with respect to fiscal 2000, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with for fiscal 2000, except for one Form 4 report for each of Messrs. Sundermeier and Teich which was inadvertently filed late.

             STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of May 31, 2001 by: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Company's named executive officers, and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that each of the following shareholders has sole voting and investment power with respect to the shares beneficially owned by such shareholder.

                                                        Shares of     Percent
                                                       Common Stock   Common
                                                       Beneficially    Stock
Name and Address of Beneficial Owner                     Owned(1)   Outstanding
------------------------------------                   ------------ -----------
Thermo Electron Corporation(2)........................  4,162,000      28.2%
 81 Wyman Street
 Waltham, MA 02454
Franklin Resources, Inc.(3)...........................  1,144,100       7.8%
 777 Mariners Island Blvd.
 San Mateo, CA 94404
Advent International Corporation(4)...................    848,324       5.7%
 75 State Street
 Boston, MA 02109
Earl R. Lewis.........................................     93,022         *
John C. Hart..........................................     41,000         *
Angus L. Macdonald....................................     27,000         *
W. Allen Reed.........................................     47,000         *
Ronald L. Turner......................................     45,000         *
Steven E. Wynne.......................................      6,000         *
J. Kenneth Stringer III...............................     68,355         *
Andrew C. Teich.......................................     76,220         *
William A. Sundermeier................................     33,601         *
Arne Almerfors........................................     44,120         *
James A. Fitzhenry....................................     56,531         *
Robert P. Daltry......................................    310,800       2.1%
Directors and Executive Officers as a group (14
 persons)(5)..........................................    926,760       6.1%

--------
 *  Less than one percent (1%).

(1) Applicable percentage of ownership is based on 14,756,878 shares of FLIR Common Stock outstanding as of May 31, 2001. Beneficial ownership is determined in accordance with rules of the SEC, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from May 31, 2001 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. The number of shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of May 31, 2001 is as follows:
    Mr. Lewis--0; Mr. Hart--36,000; Mr. Reed--45,000; Mr. Turner--45,000; Mr.
    Wynne--6,000; Mr. Teich--21,000; Mr. Sundermeier--32,001; Mr. Almerfors-- 35,000; Mr. Fitzhenry--39,666; Mr. Daltry--166,000; and all directors and executive officers as a group--466,334.

(2) This information as to beneficial ownership is based on a Schedule 13D filed by Thermo Electron Corporation with the Securities and Exchange Commission on August 16, 1999. The Schedule 13D states that (i) Thermo Electron Corporation is the beneficial owner of 4,162,000 shares of Common Stock as to which it has sole voting and dispositive power, and (ii) the 4,162,000 shares of Common Stock as to which beneficial ownership is reported are held by Spectra-Physics AB, which is a majority-owned subsidiary of Thermo Instrument Systems, Inc., a majority-owned publicly traded subsidiary of Thermo Electron Corporation.

(3) This information as to beneficial ownership is based on a Schedule 13G/A filed by Franklin Resources, Inc. with the Securities and Exchange Commission on January 31, 2001. The Schedule 13G states that Franklin Resources and its affiliates are the beneficial owners of 1,144,100 shares of Common Stock as to which certain affiliates of Franklin Resources have sole voting and dispositive power.

(4) This information as to beneficial ownership is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2001 by Global Private Equity II Limited Partnership, Advent Direct Investment Program Limited Partnership, Advent Israel Limited Partnership, Advent Israel (Bermuda) Limited Partnership, EnviroTech Investment Fund I Limited Partnership (together the "Advent Partnerships"), Advent International Corporation ("AIC") and Advent International Limited Partnership ("AILP"). The Schedule 13G/A states that AIC is the General Partner of AILP which in turn is the General Partner of each of the Advent Partnerships and, as such, that AIC has sole voting and sole dispositive power with respect to the 848,324 shares of Common Stock as to which beneficial ownership is reported.

(5) Does not include the 4,162,000 shares of Common Stock held by Spectra/Thermo Electron, as to which all directors and executive officers disclaim beneficial ownership.

                             AUDIT COMMITTEE REPORT

  The Audit Committee of the Board of Directors is comprised of three directors who are considered independent under applicable Nasdaq Stock Market rules. The Committee operates under a written charter adopted by the Board. A copy of the Audit Committee charter is attached to this proxy statement as Appendix A.

  The primary purpose of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. The Audit Committee annually reviews and recommends to the Board the selection of the Company's independent accountants, subject to shareholder ratification.

  Management is responsible for preparing the Company's financial statements. The independent accountants are responsible for performing an independent audit of the Company's audited financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

  In this context, the Committee has reviewed and discussed the audited financial statements with management and the independent accountants. The Committee also has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

  The Company's independent accountants also provided to the Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountant's that firm's independence.

  Based on the above discussions and review with management and the independent accountants, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Commission.

AUDIT COMMITTEE

Angus L. Macdonald
W. Allen Reed
Steven E. Wynne

                             INDEPENDENT AUDITORS

Ratification of Appointment of Independent Auditors

  The Board of Directors has appointed Arthur Andersen LLP to act as independent auditors for the Company for the fiscal year ending December 31, 2001, subject to ratification of such appointment by the Company's shareholders. Arthur Andersen LLP served as the Company's independent auditors for the year ended December 31, 2000.

  Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Arthur Andersen LLP to audit the books and accounts of the Company for the fiscal year ending December 31, 2001. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

  A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

  Audit Fees. The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $1,096,033.

  Financial Information Systems Design and Implementation Fees. There were no fees billed by Arthur Andersen LLP for professional services rendered for information technology services related to financial information systems design and implementation for the fiscal year ended December 31, 2000.

  All Other Fees. The aggregate fees billed by Arthur Andersen LLP for services other than as described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the fiscal year ended December 31, 2000 were $154,368.

  The Board of Directors unanimously recommends a vote FOR this proposal.

Change In Independent Auditors

  PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") served as the Company's independent auditors for the year ended December 31, 1999. On May 2, 2000, the Company dismissed PricewaterhouseCoopers as its independent auditors. This action was approved by the Board of Directors and the Audit Committee of the Board of Directors. The audit reports of PricewaterhouseCoopers on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 1998 and 1999, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the report on the financial statements for the year ended December 31, 1999 included an emphasis of a matter paragraph referring to the restatement of the 1998 financial statements, as described in the notes thereto.

  In connection with the audits for the two years ended December 31, 1999 and 1998, and the subsequent interim period through May 2, 2000, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused it to make a reference to the subject matter of the disagreement in connection with its report.

  In connection with the audit of the Company's consolidated financial statements for the year ended December 31, 1999, PricewaterhouseCoopers delivered to the Company its Report to the Audit Committee--Results of 1999 Audit (the "Report"). The Report states that, in the course of PricewaterhouseCoopers' audit of the Company's consolidated financial statements for the year ended December 31, 1999, PricewaterhouseCoopers noted certain matters involving the internal control structure or its operations that it considered to be material weaknesses. The Report identified material weaknesses in internal controls in three areas: (i) lack of follow-up by personnel independent from the inventory costing system, (ii) the use of manual entries to general ledger account balances for sales, cost of sales, accounts receivable, inventory and inter-company receivables and payables and the lack of regular and timely follow-up of the related accounts, and (iii) the lack of regular and timely reconciliation of inter-company receivable and payable accounts and follow-up of the related accounts. The Report also states that, as a result of the material weaknesses in internal controls identified in the Report, PricewaterhouseCoopers determined that it would be unable to perform a review of the Company's March 31, 2000 interim financial statements and that PricewaterhouseCoopers believes that the material weaknesses raise questions about the Company's ability to prepare interim consolidated financial information that is both timely and accurate. The Company has authorized PricewaterhouseCoopers to respond fully to questions from any successor auditors regarding this matter. The Company believes that it has corrected the deficiencies identified by PricewaterhouseCoopers.

  On July 13, 2000, the Company engaged Arthur Andersen LLP ("Arthur Andersen") as its independent auditors for the fiscal year ending December 31, 2000. The engagement of Arthur Andersen was approved by the Company's Board of Directors.

  In connection with the Company's dismissal of PricewaterhouseCoopers, the Company sought to engage Arthur Andersen as its independent auditors for the year ending December 31, 2000. Arthur Andersen agreed to be retained by the Company to conduct the Statement of Accounting Standards No. 71 ("SAS 71") review of the Company's interim consolidated financial statements for the quarter ended March 31, 2000 (the "First Quarter SAS 71 Review") and agreed that upon completion of the First Quarter SAS 71 Review, it would consider acceptance of engagement as the Company's independent auditors for the year ending December 31, 2000. The rules of the Securities and Exchange Commission (the "SEC") require a SAS 71 review of interim financial information included in Quarterly Reports on Form 10-Q prior to the filing of such information with the SEC for all quarters ending after March 15, 2000.

  During the two most recent fiscal years and the interim period through May 2, 2000, the date Arthur Andersen was retained to conduct the First Quarter SAS 71 Review, neither the Company nor any person on its behalf consulted Arthur Andersen regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company's financial statements, or (iii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of the Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

  In the ordinary course of the First Quarter SAS 71 Review, the Company discussed various accounting and financial reporting matters with Arthur Andersen. The Company also provided Arthur Andersen with a copy of the Report of PricewaterhouseCoopers and discussed the Report with Arthur Andersen. The Company authorized PricewaterhouseCoopers to respond fully to questions from Arthur Andersen regarding the Report. Arthur Andersen discussed the Report with PricewaterhouseCoopers and has advised the Company that it considered the Report and these discussions in conducting the First Quarter SAS 71 Review. The Company also informed PricewaterhouseCoopers of its discussions with Arthur Andersen of these matters.

                 DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

  Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some shareholder proposals may be eligible for inclusion in the Company's 2002 proxy statement. Any such proposal must be received by the Company not later than February 22, 2002. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities law. The submission of a shareholder proposal does not guarantee that it will be included in the Company's proxy statement. Alternatively, under the Company's bylaws, a proposal or nomination that a shareholder does not seek to include in the Company's proxy statement pursuant to Rule 14a-8 may be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. A shareholder's submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the shareholder's ownership of common stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the annual meeting. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a shareholder.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 2001 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

                             COST OF SOLICITATION

  The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. Also, W.F. Doring & Co. may solicit proxies at an approximate cost of $2,500 plus reasonable expenses. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

                            ADDITIONAL INFORMATION

  A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2000 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 2000 with the Securities and Exchange Commission. Shareholders may obtain, free of charge, a copy of the Form 10-K (without exhibits) by writing to Investor Relations, FLIR Systems, Inc., 16505 S.W. 72nd Avenue, Portland, Oregon 97224.

                                          By Order of the Board of Directors

                                          /s/ Earl R. Lewis

                                          Earl R. Lewis
                                          Chairman of the Board of Directors,
                                          President
                                          and Chief Executive Officer

Portland, Oregon
June 15, 2000

                                                                     Appendix A

                              FLIR Systems, Inc.

           Charter of the Audit Committee of the Board of Directors

I. Audit Committee Purpose

  The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling it's oversight responsibilities. The Committee's primary duties are to:

  . Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

  . Monitor the independence and performance of the Company's independent auditors.

  . Provide an avenue of communication among the independent auditors, management and the Board of Directors.

  The Audit Committee has the authority to undertake any review required to fulfill its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company' expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

  Audit Committee members shall meet the applicable requirements of the Nasdaq Stock Market. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be "independent" within the meaning of regulations promulgated from time to time by the Securities and Exchange Commission, the Nasdaq Stock Market or other appropriate authorities, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and statement of cash flows, and at least one member shall have current or past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background.

  Audit Committee members shall be appointed by the Board on recommendation of the Board of Directors thereof. If an Audit Committee Chairman is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

  The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

III. Audit Committee Responsibilities and Duties

A. Review Procedures

  1. Review and assess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published in accordance with the regulations of the SEC.

  2. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

3. Review with financial management and the independent auditors the Company's annual audited financial statements prior to filing of the Company's annual audited financial statement with the SEC. Discuss any significant changes to the Company's accounting principles or practices and any items required to be communicated by the independent auditors in accordance with SAS 61.

4. Review with financial management and the independent auditors the company's quarterly financial results prior to the filling of the Company's quarterly financial statements with the SEC. Discuss any significant changes to the Company's accounting principles or practices and any items required to be communicated by the independent auditors in accordance with SAS 61. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

B. Independent Auditors

  1. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

  2. Approve the fees and other significant compensation to be paid to the independent auditors.

  3. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditor's independence.

  4. Review the independent auditors audit plan--discuss scope, staffing, locations, reliance upon management and internal audit and general audit approach.

  5. Consider the independent auditor's judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

C. Internal Accounting Department and Legal Compliance

  1. Review the budget, plan changes in plan; activities organizational structure and qualifications of the internal accounting department, as needed.

  2. Review the appointment, performance and replacement of the senior internal accounting executive.

  3. Review significant reports prepared by the internal accounting department together with management's response and follow-up to these reports.

  4. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or government agencies.

D. Other Audit Committee Responsibilities

  1. Annually prepare a report to shareholders for inclusion in the Company' s annual proxy statement as required by the regulations of the SEC.

  2. Perform any other activities consistent with this Charter, the Company's bylaws, and governing law, as the Committee of the Board deems necessary or appropriate.

  3. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

  4.  Periodically perform self-assessment of Audit Committee performance.

  5. Review financial and accounting personnel succession planning within the Company.

  6. Establish, review and periodically update the Company's Standards of Business Conduct and ensure that management has established a system to enforce the Standards.

  7. Annually review policies and procedures associated with directors' and officers' expense accounts, and the results of any review of the expense accounts prepared by the Company or its independent auditors. Annually review a summary of director and officers' related party transaction and potential conflicts of interest.

--------------------------------------------------------------------------------

                              FLIR SYSTEMS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of FLIR Systems, Inc., an Oregon corporation (the "Company"), hereby appoints Earl R. Lewis and John C. Hart, or either of them, with full power of substitution in each, as proxies to cast all votes that the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 2:00 p.m. on July 24, 2001 at the Multnomah Athletic Club, 1849 SW Salmon Street, Portland, Oregon 97205 and any adjournments or postponements thereof upon the following matters.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. The undersigned hereby acknowledges receipt of the Company's Proxy Statement and hereby revokes any proxy or proxies previously given.

     PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY, USING THE ENCLOSED ENVELOPE.

                         (continued and to be signed and dated on reverse side)

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                           . FOLD AND DETACH HERE .

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                                                                Please mark
                                                                your votes   [X]
                                                                as indicated

                                        FOR the            WITHHOLD
                                    nominees listed    AUTHORITY to vote
                                   below (except as    for all nominees
                                   indicated below)      listed below
1. Election of two directors.
   one for a three-year term             [_]                  [_]
   and one for a one-year term.

   W. Allen Reed and
   Angus L. Macdonald

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
EACH OF THE NOMINEES NAMED ABOVE.

INSTRUCTION. To withhold authority to vote for any nominee write that nominee's name(s) in this space:

  ___________________________________________________

                                                     FOR    AGAINST   ABSTAIN
2. To ratify the appointment of Arthur Andersen
   LLP as the Company's independent auditors for     [_]      [_]       [_]
   the year ending December 31, 2001.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 2.

3. Upon such other matters as may properly come before, or incident to the conduct of the Annual Meeting the Proxy holders shall vote in such manner as they determine to be in the best interests of the Company. The Company is not presently aware of any such matters to be presented for action at the meeting.


                                        ________________________________________
                                        Typed or Printed names(s)

                                        ________________________________________
                                        Authorized Signature

                                        ________________________________________
                         _____          Title or authority, if applicable
                              |
                              |         ________________________________________
                                        Date

                                        Please sign exactly as your name appears on this Proxy Card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

       If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.
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                          .  FOLD AND DETACH HERE  .